UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2017

GIGAMON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 831-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant if an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On December 27, 2017 (the “Closing Date”), Ginsberg Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Ginsberg Holdco, Inc., a Delaware corporation (“Newco”), completed its merger (the “Merger”) with and into Gigamon Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated October 26, 2017 (the “Merger Agreement”), by and among Newco, Merger Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Newco. Newco is controlled by investment funds affiliated with Elliott Management Corporation (“Elliott”) and is beneficially owned by such funds and certain other investors. Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of December 27, 2017 and contingent upon the consummation of the Merger, the Company terminated the Gigamon Inc. 2013 Employee Stock Purchase Plan.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, at the Effective Time, each share of common stock, par value $0.0001 per share (“Shares”), of the Company (the “Company Common Stock”) outstanding as of immediately prior to the Effective Time, subject to certain exceptions, was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $38.50, without interest thereon (the “Merger Consideration”).

In addition, at the Effective Time, each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Company Option multiplied by (y) the total number of Shares issuable upon the exercise in full of such Company Option. At the Effective Time, each Restricted Stock Unit outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the Merger Consideration multiplied by (y) the total number of Shares subject to such award of Restricted Stock Units. With respect to any Shares of Performance Restricted Stock or Performance Restricted Stock Units, the achievement of all performance goals applicable thereto was based on actual performance as set forth in the applicable agreements governing the award, any earned portion of such award was eligible to be cancelled and converted into the right to receive an amount in cash as described above with respect to Company Common Stock or Restricted Stock Units, as applicable, and any unearned portion of such award was cancelled without any cash payment or other consideration being made in respect thereof.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 26, 2017.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on the Closing Date that the Certificate of Merger had been filed with the State of Delaware and that, at the Effective Time, each outstanding Share, subject to certain exceptions, was cancelled and converted into the right to receive the Merger Consideration subject to the terms of the Merger Agreement. The Company requested that the NYSE delist its Common Stock on the Closing Date, and as a result, trading of the Common Stock on the NYSE was suspended prior to the opening of the NYSE on the Closing Date. The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the closing of the Merger, each Share outstanding as of immediately prior to the Effective Time, subject to certain exceptions, was cancelled and extinguished and automatically converted into the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Company.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Newco. The transaction resulted in the payment of approximately $1.58 billion in merger consideration, which was funded by equity financing from investment funds affiliated with Elliott and other co-investors and debt financing arranged by Jefferies.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, Jesse Cohn and Isaac Kim, who were the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. As a result of the Merger, Corey M. Mulloy, Paul A. Hooper, Arthur W. Coviello, Jr., Ted C. Ho, John H. Kispert, Paul Milbury, Michael C. Ruettgers, Robert E. Switz, Joan Dempsey and Dario Zamarian ceased to be directors of the Company.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company following the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Merger, was amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub, subject to the terms of the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, Merger Sub’s bylaws, as in effect immediately prior to the Merger, became the bylaws of the Company (the “Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 8.01.	Other Events.

On the Closing Date, the Company and Newco issued a joint press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 26, 2017, by and among the Company, Ginsberg Holdco, Inc. and Ginsberg Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 26, 2017).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

99.1	Joint Press Release of the Company and Newco, dated December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gigamon Inc.

By:	/s/ Paul A. Hooper
Paul A. Hooper Chief Executive Officer

Date: December 27, 2017